                                                                   Exhibit 10.84

Portions of this exhibit marked [* ] are requested to be treated confidentially.

                                                                  Execution Copy

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 15, 2002,
                                          ---------
     among Incara Pharmaceuticals Corporation, a Delaware corporation ("Incara"), Aeolus Pharmaceuticals, Inc., a Delaware corporation, and the
       ------
     wholly owned subsidiary of Incara ("Aeolus"), Elan Pharma International
                                         ------
     Limited ("EPIL"), an Irish private limited liability company and
               ----
     wholly-owned subsidiary of Elan Corporation, plc., a public limited company incorporated under the laws of Ireland ("Elan") and Elan International
                                              ----
     Services, Ltd. ("EIS"), a Bermuda exempted limited liability company and
                      ---
     wholly-owned subsidiary of Elan.
     ---------------------------------------------------------------------------

                                R E C I T A L S:

         A. Incara, Aeolus and EPIL wish to cooperate in the research, development and commercialization of the Compounds in the Field (each as defined in the Development Agreement (as defined herein)).

         B. Incara, Aeolus and EPIL desire to enter into an agreement which shall set forth the terms by which the parties shall cooperate in the research, development and commercialization of the Compounds.

         C. Incara desires to issue and sell to EPIL, and EPIL desires to purchase and receive from Incara, shares (the "Shares") of Incara's Series B
                                               ------
preferred stock, par value U.S.$0.01 per share (the "Series B Preferred Stock"),
                                                     ------------------------
which are convertible (initially, on a 10-to-1 basis) into shares of Incara's common stock, par value U.S.$0.001 per share (the "Common Stock") as provided in
                                                   ------------
Incara's Amended and Restated Certificate of Incorporation (the "Certificate")
                                                                 -----------
(the Series B Preferred Stock and the Common Stock into which it is convertible are referred to herein as the "Securities").
                               ----------

         D. Incara and EIS desire to amend and restate the Registration Rights Agreement, dated December 21, 2000, among Incara and EIS (as amended and restated and as may be amended, the "Registration Rights Agreement"), to include
                                     -----------------------------
all shares of the Common Stock issuable upon conversion of the Shares and to effect certain mutually agreeable modifications to such agreement.

         E. EPIL, Incara and Aeolus contemplate entering into a Development and Option Agreement, in the form attached hereto as Exhibit A (the "Development
                                                 ---------       -----------
Agreement" and together with this Agreement, the Registration Rights Agreement
---------
and each other document or instrument executed and delivered in connection with the transactions contemplated hereby, the "Transaction Documents"), which shall
                                           ---------------------
set forth the terms by which the parties shall cooperate in the research, development and commercialization of the Compounds.

          Each term used herein but not otherwise defined, shall have the meaning assigned to such term in the Development Agreement.

                               A G R E E M E N T:

          In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          SECTION 1. Closings. The closing of the Initial Purchase (as defined
                     --------
below) (the "Initial Closing") shall occur on the date (the "Initial Closing
             ---------------                                 ---------------
Date") and at such time that original counterparts of the documents contemplated
----
hereby are exchanged and all conditions to the Initial Closing (as set forth in
Section 2(d)) have been satisfied or waived. The closing of any Later Purchase (the closing of which is referred to herein as a "Later Closing"), shall occur
                                                  -------------
within fifteen (15) business days after the date when the applicable Milestone Event (as defined below) has been met and when all conditions to such Later Closing (as set forth in Section 2(e)) have been satisfied or waived (the "Later
                                                                           -----
Closing Date"). The Initial Closing and each Later Closing individually are
------------
referred to herein as a "Closing", and the Initial Closing Date and each Later
                         -------
Closing Date, individually, are referred to herein as a "Closing Date". The
                                                         ------------
Initial Closing and each Later Closing shall be held at the offices of Reitler Brown LLC in New York City, New York (by means of facsimile or overnight mail) or as otherwise agreed by the parties.

          SECTION 2.  Sale and Purchase.
                      -----------------

          (a)  Initial Purchase. At the Initial Closing, subject to the terms
               ----------------
and conditions hereof, Incara shall issue and sell to EPIL, and EPIL shall purchase from Incara, 416,204 shares of Series B Preferred Stock (the "Initial
                                                                       -------
Purchase"), which was calculated at a price per share equal to twelve (12) times
--------
the average closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to the Initial Closing Date (the "Initial
                                                                       -------
Market Price"), for an aggregate purchase price of U.S.$3,000,000 (the "Initial
------------                                                            -------
Purchase Price").
--------------

          (b)  Milestone Purchases. Upon the occurrence of each of the following
               -------------------
events (each a "Milestone Event"), subject to the terms and conditions hereof,
                ---------------
EPIL shall purchase shares of Series B Preferred Stock, at a price per share equal to ten (10) times the average closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to such Later Closing Date (with respect to each Later Closing and subject to adjustment pursuant to
Section 2(g) below, the "Later Market Price"), for the aggregate purchase price
                         ------------------
as set forth below for such Later Closing (each, a "Later Purchase Price"):
                                                    --------------------

               (i) if at any time within 180 days of the Initial Closing Date, Incara closes (A) a sale of capital stock, or securities convertible into capital stock, of Incara to one or more investors in a single transaction (a "Third Party Equity Purchase") or (B) a collaboration transaction (other
         ---------------------------
     than any collaboration with EPIL or any of its affiliates or with any affiliate of Incara) with Incara or any of its wholly-owned subsidiaries (a "Third
      -----

     Party Collaboration"), in either case, pursuant to which Incara actually
     -------------------
     receives, (either directly or through dividend or repayment of debt from its wholly-owned subsidiaries), aggregate net cash proceeds (as of the closing of the Third Party Equity Purchase or the Third Party Collaboration and not contingent upon future events or occurrences) from independent, unaffiliated, third-party investors or collaborators of at least U.S.$3,000,000 (the "Preliminary Milestone"), EPIL shall purchase
                          ---------------------
     U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, encumbrances, agreements, arrangements, commitments or other claims of any kind or character (collectively, "Liens"); provided, that
                                                     -----
     such net cash proceeds must be received by Incara as a result of a single Third Party Equity Purchase or a single Third Party Collaboration and not from a combination of two or more such events;

               (ii) if at any time prior to the termination of the Development Agreement, the Company reaches the IND Milestone with the Milestone Compound, EPIL shall purchase U.S.$500,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

               (iii) if at any time prior to the termination of the Development Agreement, the Company has obtained the IND Milestone with the Milestone Compound and then reaches the First Phase I Milestone with the Milestone Compound, EPIL shall purchase U.S.$500,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

               (iv) if at any time prior to the termination of the Development Agreement, the Company has obtained the First Phase I Milestone with the Milestone Compound and then reaches the Second Phase I Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

               (v) if at any time prior to the termination of the Development Agreement, the Company has obtained the Second Phase I Milestone with the Milestone Compound and then reaches the First Phase II Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens; and

               (vi) if at any time prior to the termination of the Development Agreement, the Company has obtained the First Phase II Milestone with the Milestone Compound and then reaches the Second Phase II Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens.

For purposes of this Section 2(b), (x) the purchase obligations of EPIL shall be triggered by the first occurrence of each Milestone Event and (y) any subsequent occurrence of a previously achieved Milestone Event (whether with respect to another Compound or otherwise) shall not result in any additional purchase obligation on behalf of EPIL or any of its affiliates (as used in this Agreement, the term "affiliate" shall have the meaning assigned to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended). Incara hereby agrees to provide EPIL with written notify within 5 business days of the occurrence of any Milestone Event.

          (c)  Delivery and Payment.
               --------------------

               (i) At the Initial Closing, Incara or Aeolus, as the case may be, shall deliver to EPIL:

                         (A) a certificate or certificates evidencing the shares of Series B Preferred Stock as forth in Section 2(a) above;

                         (B) the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Amended and
                                                    ---------       -----------
          Restated Registration Rights Agreement"), duly executed by Incara;
          --------------------------------------

                         (C) a Secretary's Certificate of Incara, substantially in the form attached hereto as Exhibit C;
                                         ---------

                         (D) a Secretary's Certificate of Aeolus, substantially in the form attached hereto as Exhibit C;
                                         ---------

                         (E) an Officer's Certificate of Incara, substantially in the form attached hereto as Exhibit D;
                                         ---------

                         (F) an Officer's Certificate of Aeolus, substantially in the form attached hereto as Exhibit D;
                                         ---------

                         (G) an opinion of counsel to Incara, in the form attached hereto as Exhibit E;
                             ---------

                         (H) the Development Agreement, in the form attached hereto as Exhibit A, duly executed by Incara and Aeolus; and
                    ---------

                         (I) all other documents, instruments and writings reasonably requested by EPIL to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to EPIL.

               (ii) At the Initial Closing, EPIL shall deliver to Incara or Aeolus, as the case may be:

                         (A) the Initial Purchase Price by wire transfer of U.S.$3,000,000 to an account designated in writing by Incara prior to the Initial Closing;

                         (B) the Amended and Restated Registration Rights Agreement, duly executed by EIS;

                         (C) the Development Agreement, in the form attached hereto as Exhibit A, duly executed by EPIL; and
                    ---------

                         (D) all other documents, instruments and writings reasonably requested by Incara to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to Incara.

               (iii) At each Later Closing, Incara or Aeolus, as the case may be, shall deliver to EPIL (or its designee):

                         (A) a certificate or certificates evidencing the shares of Series B Preferred Stock to be purchased by EPIL at such Later Closing;

                         (B) a Secretary's Certificate of Incara, substantially in the form attached hereto as Exhibit C;
                                         ---------

                         (C) an Officer's Certificate of Incara, substantially in the form attached hereto as Exhibit D (which shall include a
                                         ---------
          certification that the Milestone Event (as defined below) with respect to such Later Closing has occurred);

                         (D) an opinion of counsel to Incara, in the form attached hereto as Exhibit E; and
                             ---------

                         (E) all other documents, instruments and writings reasonably requested by EPIL to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to EPIL.

               (iv)  At each Later Closing, EPIL shall deliver to Incara:

                         (A) the Later Purchase Price payable at such Later Closing (as set forth in Section 2(b)(ii)) by wire transfer to an account designated in writing by Incara prior to such Later Closing; and

                         (B) all other documents, instruments and writings reasonably requested by Incara to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to Incara.

               (d)  Conditions to Initial Closing. The obligation of EPIL to
                    -----------------------------
effect the Initial Closing is subject to the satisfaction of the following conditions unless waived by EPIL:

                    (i) the representations and warranties of Incara and Aeolus contained in this Agreement and the Development Agreement shall be true and correct in all respects as of the date of such agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date);

                    (ii) Incara and Aeolus shall have each performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date under (x) each Transaction Document and (y) the Securities Purchase Agreement, dated as of December 21, 2000 between Incara, EPIL and EIS (the "Prior
                                                                     -----
          Purchase Agreement") and each document entered into or delivered in
          ------------------
          connection with the Prior Purchase Agreement (collectively, the "Prior
                                                                           -----
          Purchase Documents"), as the case may be, and no material breach or
          ------------------
          default by Incara under any Transactions Document or Prior Purchase Document shall have occurred and be continuing;

                    (iii) Incara and/or Aeolus, as the case may be, shall have made the closing deliveries set forth in Section 2(c)(i); and

                    (iv) all permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery, filing and/or performance of each Transaction Document and the certificates evidencing the Series B Preferred Stock or the consummation of the transactions contemplated hereby and thereby shall have been obtained or taken.

               (e)  Conditions to each Later Closing. The obligation of EPIL to
                    --------------------------------
effect a Later Closing is subject to the satisfaction of the following conditions unless waived by EPIL:

                    (i)    the Initial Closing shall have occurred;

                    (ii) EPIL shall have received any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996 (Ireland), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other similar law or regulation (collectively, the "Applicable Anti-Trust Laws");

                    (iii) the representations and warranties of Incara and Aeolus contained in this Agreement and the Development Agreement shall be true and correct in all respects as of the date of such agreement and as of such Later Closing Date as if made on and as of such Later Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date);

                    (iv) Incara and Aeolus shall have each performed and complied with all covenants and agreements required to be performed or complied with on or prior to such

          Later Closing Date under (x) each Transaction Document (including the occurrence of any prior Milestone Event required to have occurred prior to the achievement of the Milestone Event triggering such Later Closing) and (y) each Prior Purchase Documents, as the case may be, and no material breach or default by Incara under any Transactions Document or Prior Purchase Document shall have occurred and be continuing;

                    (v) Incara and/or Aeolus, as the case may be, shall have made the closing deliveries set forth in Section 2(c)(i);

                    (vi) there shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of either Incara or Aeolus since the date of the immediately preceding Closing, but not including a change in the listing of the Common Stock of Incara from the Nasdaq National Market to the Nasdaq SmallCap Market;

                    (vii) all permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery, filing and/or performance of each Transaction Document and the certificates evidencing the Series B Preferred Stock or the consummation of the transactions contemplated hereby and thereby shall have been obtained or taken;

                    (viii) with respect to the Later Closing triggered by the occurrence of the IND Milestone, the Steering Committee shall have approved the Phase I plan prepared by Aeolus with respect to the Milestone Compound;

                    (ix) with respect to the Later Closing triggered by the occurrence of the Second Phase I Milestone, the Steering Committee shall have approved the Phase II plan prepared by Aeolus with respect to the Milestone Compound;

                    (x) shares of Common Stock of Incara continue to be traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market; and

                    (xi) the Development Agreement shall be in effect and enforceable as to all parties thereto.

               (f)  Issuance of Securities. EPIL hereby assigns to EIS its right
                    ----------------------
to receive all Securities purchased by EPIL under this Agreement and EIS hereby agrees to pay to EPIL upon the receipt by EIS of such Shares an amount equal to the purchase price paid by EPIL for such Shares hereunder in return for similar consideration paid by EPIL to Incara. Incara and EPIL hereby agree that all Securities purchased by EPIL under this Agreement shall be issued beneficially in the name of "Elan International Services, Ltd." and delivered to EIS, without any further action on behalf of EIS.

               (g)  Restriction on Later Closings. During this Agreement:
                    -----------------------------

                    (i) if at a Later Closing the Later Market Price is equal to or greater than $6.01, which is ten (10) times the average of the closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to the Initial Closing Date (the "Initial Closing Price"), EPIL shall purchase at the Later Market Price all shares of Series B Preferred Stock required to be purchased by EPIL pursuant to such Later Closing;

                    (ii) if at a Later Closing the Later Market Price is less than the Initial Closing Price, EPIL shall purchase at the Later Market Price up to an aggregate maximum of 279,158 shares of Series B Preferred Stock (as such number may be adjusted for stock splits, combinations, recapitalizations, reclassifications and dividends effected subsequent to the date hereof, the "Later Closing Maximum
                                                       ---------------------
          Shares"), which represents (on an as converted basis) less than 20% of
          ------
          the Common Stock of Incara issued and outstanding on the date hereof; and

                    (iii) if at a Later Closing the Later Market Price is less than the Initial Closing Price and EPIL has purchased all of the available Later Closing Maximum Shares, then Incara shall have 120 days to obtain the necessary approval of its stockholders and any governmental entity to permit the purchase by EPIL of all additional Shares required to be purchased hereunder at the then-applicable Later Market Price. If Incara is unable to obtain such approvals within such period, EPIL shall have the right, in its sole discretion, to purchase, at the Initial Closing Price, any remaining Shares otherwise required to be purchased and, if so purchased by EPIL, EPIL shall be entitled to the remedies available to EPIL under the Development Agreement in the case of a breach under Section 12.3 of the Development Agreement.

               (h)  Exemption from Registration. The Securities and any
                    ---------------------------
underlying shares of Incara Common Stock will be issued under an exemption or exemptions from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the certificates evidencing the Series B
      --------------
Preferred Stock and any shares of Incara Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST
           ---
          THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                    (i)  Amendment to Registration Rights Agreement. EIS and
                         ------------------------------------------
Incara agree to amend the Registration Rights Agreement so as to include all shares of Common Stock issuable upon conversion of the Shares purchased hereunder within the definition of "Registrable Securities", and to incorporate all prior amendments to such agreement in a comprehensive amended and restated agreement.

                    (j)  Amendment to Certificate of Incorporation of Incara.
                         ---------------------------------------------------

                         (i) Incara hereby agrees, and to seek all required approval of its stockholders (the "Stockholder Approval"), to cause the
                                        --------------------
     Certificate as in effect as of the date hereof (the "Existing Charter"), to
                                                          ----------------
     be amended and restated to incorporate the changes to the terms of its Series B Preferred Stock and Series C Preferred Stock, set forth in Exhibit
                                                                         -------
     F hereto (the "Amendment"), including, without limitation, calling a
     -              ---------
     special meeting of the stockholders to be held within 90 days of the date hereof to authorize and approve the Amendment, and recommending the authorization and approval of the Amendment to its stockholders in the proxy statement to be delivered to its stockholders in connection with such special meeting.

                         (ii) Each of EIS and EPIL agree that, until the Amendment is effective:

                               (x) it shall not convert any share of Series B
               Preferred Stock pursuant to the conversion rights under the Existing Charter unless such share of Series B Preferred Stock has been issued and outstanding for not less than two years; provided, that each of EIS and EPIL may, at its option, convert its respective shares of Series B Preferred Stock into fully paid, non-assessable shares of Series B Conversion Stock (as defined in the Existing Charter) in the event that there shall occur a Significant Transaction (as defined in the Existing Charter) or:

                                   (I)   any consolidation or merger of the
                    Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such consolidation, merger or reorganization (other than any consolidation or merger effected exclusively to change the domicile of the Company);

                                   (II)  any transaction or series of related
                    transactions in which securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities are acquired by a person, entity or group of related persons or entities; or

                                   (III) any sale, lease, exclusive license or
                    other disposition of all or substantially all of the assets of the Company; and

                        (y) it shall not transfer any shares of Series B Preferred Stock to any of its affiliates without such transferee's written agreement to be bound by the restrictions on conversion of such shares set forth in clause (x) of this Section 2(j)(ii).

                (iii) Incara agrees that, until the Amendment is effective, it shall be bound by the provisions of the Amendment as if the amendments set forth in the Amendment had been previously included in the Certificate as of the date of this Agreement.

          (k)   Waiver of Right to Appoint Director. Notwithstanding the rights
                -----------------------------------
of EIS pursuant to Section 5(b) of the Prior Purchase Agreement, effective until the second anniversary of the Initial Closing Date, EIS hereby waives its right to nominate or appoint a director to the board of directors of Incara under
Section 5(b) of the Prior Purchase Agreement; provided, that EIS shall continue to have, during the term of such waiver, the right to select an individual to attend all meetings of the board of directors of Incara and to receive all notices and other correspondence and communications sent to members of the board of directors of Incara (the "Observer Rights"); provided further that the
                             ---------------
Observer Rights shall not apply to any meeting or action related to an existing or proposed transaction between Incara and EIS (or any of its affiliates) as to which a director appointed to the board of director of Incara by EIS would be required to abstain from voting as a director due to a conflict of interest.

          (l)   Waiver of Right to Vote Shares of Incara Stock. Effective until
                ----------------------------------------------
the second anniversary of the Initial Closing Date, EIS and EPIL each hereby (i) waives its right to vote (including with respect to the election of directors of Incara), any shares of capital stock of Incara held by EIS, EPIL (including all shares acquired by EIS or EPIL pursuant to this Agreement or the Prior Purchase Agreement or by upon conversion or exercise of any security acquired or right granted under this Agreement or the Prior Purchase Agreement), except as required by non-waivable provisions of applicable law and (ii) agrees to condition any transfer of any shares of capital stock of Incara held by EIS, EPIL upon such transferee's written agreement to be bound by the restrictions on voting of such shares set forth in this Section 2(l).

          SECTION 3.  Representations and Warranties of Incara and Aeolus.
                      ---------------------------------------------------
Incara and Aeolus hereby, jointly and severally, represent and warrant to EPIL, as of the date of this Agreement and as of each Closing Date, as follows:

          (a)   Organization and Qualification. (i) Incara is duly organized,
                ------------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Incara is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of Incara taken as a whole (an "Incara Material Adverse Effect").
                             ------------------------------

               (ii) Aeolus is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Aeolus is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of Incara taken as a whole (an "Aeolus Material Adverse Effect").
                                  ------------------------------

          (b)  Capitalization.
               --------------

               (i) As of the Initial Closing Date, the authorized capital stock of Incara consists solely of: (A) 80,000,000 shares of Common Stock of which 13,957,908 are issued and outstanding; and (B) 3,000,000 shares of preferred stock, par value $0.01 per share; comprised of (x) 600,000 shares of Series B Preferred Stock of which 87,290 are issued and outstanding, prior to the shares issued pursuant to this Agreement, and (y) 20,000 shares of Series C Preferred Stock, par value $0.01, per share (the "Series
                                                                          ------
     C Preferred Stock") of which 12,015 are issued and outstanding (all shares
     -----------------
     of Common Stock, Series B Preferred Stock and Series C Preferred Stock shall be collectively referred to from time to time as "Capital Stock").
                                                             -------------

               (ii) Incara has reserved a sufficient number of shares of Incara Common Stock for issuance upon conversion of the Series B Preferred Stock and Series C Preferred Stock and 4,282,713 shares of Common Stock for issuance under Incara's 1994 Stock Option Plan and 173,414 shares of Common Stock for issuance under Incara's 1995 Employee Stock Purchase Plan.

               (iii) There are no preemptive rights, voting agreements, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable or exchangeable for or into, any shares of Capital Stock (collectively, "Preemptive
                                                              ----------
     Rights"), except as described on Schedule 3(b). There are no agreements to
     ------                           -------------
     register any of Incara's outstanding securities under U.S. federal securities laws, other than the Amended and Restated Registration Rights Agreement and except as described on Schedule 3(b). No dividends on any
                                          -------------
     shares of Capital Stock have been declared but not yet paid.

               (iv) All of the outstanding shares of Capital Stock have been issued in accordance with applicable state and federal laws and regulations (or exemptions therefrom) governing the sale and purchase of securities, all of such shares have been duly and validly issued and are fully paid and non-assessable. Incara is not subject to any liability for any claim that Incara violated any applicable Federal or state securities laws in connection with the issuance of its Capital Stock or other securities. The Shares, when issued against payment therefore in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and in each case will not be issued in violation of any Preemptive Rights. The shares of Common Stock issuable upon conversion of the Shares (the "Underlying Shares"), when
                                                  -----------------
     issued upon conversion in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable, will be free and clear of all Liens and will not be issued in violation of any Preemptive Rights. There are no restrictions on the transfer of the Shares or the Underlying Shares, other than those imposed by relevant Federal and state securities laws.

               (v) Incara is the beneficial and record holder of all shares of outstanding capital stock of Aeolus. There are no preemptive rights, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable or exchangeable for or into, any shares of capital stock of Aeolus.

          (c)  Authorization of Transaction Documents. (i) Incara has full
               --------------------------------------
corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Incara of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities and the Underlying Shares) have been duly authorized by all requisite corporate action by Incara and, when executed and delivered by Incara, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of Incara, enforceable against Incara in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

               (ii) Aeolus has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Aeolus of this Agreement and each of the other Transaction Documents to which it is a party have been duly authorized by all requisite corporate action by Aeolus and, when executed and delivered by Aeolus, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of Aeolus, enforceable against Aeolus in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (d)  No Violations. (i) The execution, delivery and performance by
               -------------
Incara of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities) and the compliance with the provisions hereof and thereof by

Incara do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any properties or assets of Incara under (x) the Certificate of Incorporation or bylaws of Incara, (y) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Incara or any of its properties or assets or (z) any contract or agreement affecting Incara, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have an Incara Material Adverse Effect. As used herein, the term "Encumbrance" shall mean any lien, charge, encumbrance, claim, option,
      -----------
proxy, pledge, security interest, or other similar right of any nature other than inchoate statutory tax liens securing payments not yet due and payable or due but not yet delinquent.

               (ii) The execution, delivery and performance by Aeolus of this Agreement and the compliance with the provisions hereof by Aeolus do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any properties or assets of Aeolus under (x) the Certificate of Incorporation or bylaws of Aeolus, (y) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Aeolus or any of its properties or assets or (z) any contract or agreement affecting Aeolus, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have an Aeolus Material Adverse Effect.

          (e)  Approvals. Except as set forth on Schedule 3(e) and for consent
               ---------                         -------------
which may be required under Applicable Anti-Trust Laws, no permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents (including the issuance and sale of the Securities) by Incara or by Aeolus.

          (f)  Financial Statements. The Annual Report on Form 10-K filed by
               --------------------
Incara with the Securities and Exchange Commission (the "SEC") on December 21,
                                                         ---
2001 contains the audited consolidated balance sheets of Incara at September 30, 2001 and September 30, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, together with the reports and opinions thereon of PricewaterhouseCoopers LLP, and the Quarterly Report on Form 10-Q filed by Incara with the SEC on February 14, 2002 contains the unaudited consolidated balance sheet of Incara at December 31, 2001 and the related consolidated statements of operations and cash flows for the three months then ended (collectively, the "Financial
                                                          ---------
Statements"). The Financial Statements are accurate and complete and fairly
----------
present, in all material respects, the financial position of Incara and the results of its operations and its cash flows at such dates and for the periods indicated and were prepared in conformity in all material respects with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated therein). As of the Initial Closing Date, Incara has not incurred and is not liable for any material liabilities or obligations required to be disclosed on the Financial Statements in accordance with United States generally accepted accounting principles, except as set forth in the Financial Statements or
Schedule 3(f).
-------------

               (g)  Taxes. Incara has filed in a timely manner any federal,
                    -----
state, local and foreign tax returns, reports and filings with the appropriate Governmental Authorities (as defined below) in all jurisdictions in which such returns, reports and filings are required to be filed (collectively, the "Returns"), including income, franchise, property and other taxes, and has paid
 -------
or accrued the appropriate amounts reflected on such Returns heretofore required to be filed. All such returns, reports and filings are true, correct and complete. Except as set forth on Schedule 3(g), none of the Returns have been
                                 -------------
audited or challenged, nor has Incara received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by Incara have been fully paid on a timely basis. Incara is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" as of the Initial Closing Date within the meaning of Section 280G of the Internal Revenue Code (the "Code"). Incara has complied and will comply with all applicable laws
           ----
relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper Governmental Authorities all amounts required.

               (h)  Plans. As of the Initial Closing Date, except as set forth
                    -----
on Schedule 3(h), which sets forth an accurate and complete list and description
   -------------
of all employee benefit plans maintained or sponsored by Incara or to which Incara is required to make contributions (the "Benefit Plans"), Incara does not
                                               -------------
maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, savings, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock appreciation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, or within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of Incara. The Benefit Plans have been and are administered in substantial compliance with their terms and the requirements of applicable law. No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA. During the past five years, neither Incara nor any business or entity then controlling, controlled by, or under common control with Incara contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA (no representation is made as to plans administered by Interneuron Pharmaceuticals, Inc., who owned a majority of Incara's Common Stock prior to August 1999). Incara has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, Incara has timely paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements. None of the execution and delivery of this Agreement by the parties hereto, the performance by any party to this Agreement of their respective obligations or undertakings contemplated under this Agreement, or the consummation of the transactions contemplated under this Agreement will (A) entitle any employee of Incara to severance pay or termination benefits, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

          (i)  Absence of Certain Events.
               -------------------------

               (i) Since September 30, 2001, except as contemplated by the Transaction Documents, or, as set forth on Schedule 3(i), Incara has
                                                -------------
     operated in the ordinary course consistent with past practice and there has not been, other than in the ordinary course of business consistent with past practice:

                      (A) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of the Capital Stock or other securities of Incara or any direct or indirect redemption, purchase or other acquisition of any such shares or securities;

                      (B) any recapitalization, reclassification, stock dividend, stock split or like change in capitalization with respect to Incara;

                      (C) any acquisition on behalf of Incara, by merger, consolidation, purchase of a substantial portion of assets or equity interests, or by any other manner, of any business, person, or division of either thereof, or of any assets which are material, individually or in the aggregate, to Incara;

                      (D) any creation of any Lien on, or any assignment or other disposition of, any property of Incara, except in the ordinary course of business consistent with past practice, and except to the extent such Liens, assignments and dispositions, together with all other such Liens, assignments and dispositions, would not have an Incara Material Adverse Effect;

                      (E) any (I) change in any bonus, commission, pension, profit-sharing or other benefit or compensation plan, policy, or arrangement or commitment or (II) increase in any such compensation, bonus, commission, pension, profit-sharing or other benefit payable now or in the future;

               (F) any material damage, destruction or loss (whether or not covered by insurance) affecting any asset of Incara or Aeolus;

               (G) any (I) grant of severance or termination pay to any director, officer, employee, consultant or independent contractor of Incara, (II) execution of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or independent contractor of Incara, (III) increase in benefits payable under existing severance or termination pay policies of Incara or under employment or other agreements to which Incara is a party, or (IV) acceleration of the time or payment or vesting of compensation of any director, officer, employee, consultant or independent contractor of Incara, except (x) in the case of clauses (III) and (IV) any such increase as may be required under an existing agreement, and (y) any such grant, execution, increase or acceleration involving any employee (other than an officer or a director), consultant or independent contractor made in the ordinary course of business, consistent with past practice;

               (H) any incurrence or assumption by, or on behalf of, Incara of any liabilities, obligations of indebtedness for borrowed money or for the deferred purchase price of property or services, or any guarantee of any such liabilities, obligations or indebtedness, other than in the ordinary course of business, consistent with past practice;

               (I) any cancellation of any material indebtedness (individually or in the aggregate) or waiver of any material claims or material rights owned by Incara;

               (J) any election relating to taxes on behalf of Incara or any change in the method of accounting for tax purposes for Incara;

               (K) any financing, joint venture, license or similar arrangement entered into by Incara that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents;

               (L) any event, occurrence, development, circumstance or fact which has had or would reasonably be expected to have an Incara Material Adverse Effect except for a change in the listing of the Common Stock of Incara from the Nasdaq National Market to the Nasdaq SmallCap Market; and

               (M) any agreement, whether in writing or otherwise, to directly or indirectly take any of the actions specified in the foregoing items (A) through (L).

          (ii) Without limiting the generality of the foregoing, since September 30, 2001, except as set forth on Schedule 3(i), there has not been (A) any lapse
                                 -------------
of any of trade secrets, inventions, patents, patent applications or continuations (in whole or in part), trademarks, trademark registrations, service marks, service mark registrations, copyrights, copyright registrations, or any application therefore or filing in respect thereof (collectively, and together with any and all know-how, trade secrets and proprietary business or technology information, the "Intellectual Property") of Incara that could reasonably
                       ---------------------
     be expected to result in an Incara Material Adverse Effect; (B) loss of the services of any of the key officers or key employees of Incara; (C) any incurrence of or entry into any mortgage, Encumbrance, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations in excess of U.S. $250,000; or (D) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of Incara from those reflected on the Financial Statements, except changes in the ordinary course of business and changes that have not had or could not reasonably be expected to have, individually or in the aggregate, an Incara Material Adverse Effect.

               (j)  No Liabilities. Since September 30, 2001, Incara has not
                    --------------
incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that have not had and could not reasonably be expected to have, individually or in the aggregate, an Incara Material Adverse Effect.

               (k)  Properties and Assets; Etc.
                    --------------------------

                    (i)  Except as set forth on Schedule 3(k), as of the Initial
                                                -------------
     Closing Date Incara has good and marketable title to its properties and assets shown in the Financial Statements to be owned by Incara, and has valid leasehold interests to the properties and assets shown in the Financial Statements to be leased by Incara, in the case of owned property, subject to no Encumbrances.

                    (ii) Incara owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have an Incara Material Adverse Effect. All of the Intellectual Property which is owned by Incara is owned free and clear of all Encumbrances; none of Incara's rights in or use of the Intellectual Property has been or, to Incara's knowledge, is currently threatened to be challenged; to Incara's knowledge, without making any inquiry other than those, if any, routinely conducted by Incara in the ordinary course of business, no current or currently planned product based upon Incara's Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if Incara were to distribute, sell, market or manufacture such products, and Incara is not aware of any actual or threatened claim by any person or entity alleging any infringement by Incara of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. Except as disclosed on Schedule 3(k), none of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated.

                    (iii) Except as disclosed on Schedule 3(k), Incara has filed with the SEC all contracts that it believes are to be material. Each is a legal and valid agreement binding upon Incara and, to Incara's knowledge, is in full force and effect. To Incara's knowledge, there is no material breach or default by any party thereunder.

                    (iv) Incara has and maintains adequate and sufficient insurance, including liability, casualty, workers' compensation and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                    (v) Incara, its business and properties and assets are in compliance in all material respects with all applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders, including without limitation, those relating to (A) health, safety and employee relations, (B) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment and (C) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

                    (vi) Aeolus owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have an Aeolus Material Adverse Effect. All of the Intellectual Property which is owned by Aeolus is owned free and clear of all Encumbrances; none of Aeolus' rights in or use of the Intellectual Property has been or, to Aeolus' knowledge, is currently threatened to be challenged; to Aeolus' knowledge, without making any inquiry other than those, if any, routinely conducted by Aeolus in the ordinary course of business, no current or currently planned product based upon Aeolus' Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if Aeolus were to distribute, sell, market or manufacture such products, and Aeolus is not aware of any actual or threatened claim by any person or entity alleging any infringement by Aeolus of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. Except as disclosed on Schedule 3(k), none of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated.

                    (vii) Aeolus has and maintains adequate and sufficient insurance, including liability, casualty, workers' compensation and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                    (viii) Aeolus, its business and properties and assets are in compliance in all material respects with all applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders, including without limitation, those relating to (A) health, safety and employee relations, (B) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment and (C) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

          (l)  Legal Proceedings, etc. There is no legal, administrative,
               ----------------------
arbitration or other action or proceeding or governmental or investigation pending, or to Incara's knowledge, threatened against Incara, or any director, officer or employee of Incara in their capacities as such that (i) challenges the validity or performance of this Agreement or the other Transaction Documents or (ii) could reasonably be expected to have an Incara Material Adverse Effect. Incara is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of Federal, state, local, foreign or other court, governmental department, commission, agency, board, bureau, instrumentality or arbitrator (collectively, "Governmental Authority") applicable to its business, other than any violation or default which, individually or in the aggregate, would not have an Incara Material Adverse Effect.

          (m)  Disclosure. The representations and warranties set forth herein
               ----------
and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

          (n)  Brokers or Finders. There have been no investment bankers,
               ------------------
brokers or finders used by Incara or Aeolus in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

          (o)  SEC Filings. Incara has filed with the SEC all forms, reports,
               -----------
schedules, statements, exhibits and other documents (collectively, the "SEC
                                                                        ---
Filings") required to be filed by Incara on or before the date hereof. At the
-------
time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.
                          ------------

          SECTION 4. Representation and Warranties of EPIL and EIS. EPIL and EIS
                     ---------------------------------------------
hereby represent and warrant (individually as to itself) to Incara and Aeolus, as of the date hereof, as follows:

          (a)  Organization. EPIL is a private limited liability company, duly
               ------------
organized, validly existing and in good standing under the laws of Ireland and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions to which it is a party contemplated hereby. EPIL, where applicable, is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EPIL, as applicable (an "EPIL Material
                                                                   -------------
Adverse Effect"). EIS is an exempted limited liability company, duly organized,
--------------
validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions to which it is a party contemplated hereby. EIS, where applicable, is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS, as applicable (an "EIS Material Adverse Effect").
                   ---------------------------

          (b)  Authorization of Transaction Documents. Each of EPIL and EIS has
               --------------------------------------
full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by each of EPIL and EIS of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) have been duly authorized by all requisite corporate action by EPIL and EIS and, when executed and delivered by EPIL and EIS, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligation of EPIL and EIS, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (c)  No Violation. The execution, delivery and performance by EPIL and
               ------------
EIS of this Agreement and each other Transaction Document to which each of them is a party (including the purchase and acceptance of the Securities) and compliance with provisions hereof and thereof by EPIL and EIS will not violate conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the respective charter or bylaws of EPIL or EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EPIL or EIS or any of their respective properties or assets or
(iii) any material contract to which EPIL or EIS is a party, except, in each case, where such violation, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EPIL Material Adverse Effect or an EIS Material Adverse Effect.

          (d)  Approvals. Except for consents which may be required under
               ---------
Applicable Anti-Trust Laws, no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by EPIL or EIS or the other Transaction Documents to which it is a party.

              (e)   Investment Representations.
                    --------------------------

                    (i)   Each of EPIL and EIS is sophisticated in transactions

     of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. Neither EPIL nor EIS has been formed solely for the purpose of entering into the transactions described herein and therein and each is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale or distribution thereof, in whole or in part, and no other person has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EPIL and EIS shall be
                             --------  -------
     permitted to convert or exchange such Securities in accordance with their terms.

                    (ii) EPIL and EIS acknowledge their understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act. In furtherance thereof, EPIL and EIS each represents and warrants that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in Incara.

                    (iii) Each of EPIL and EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an exemption from registration, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Each of EPIL and EIS understands that Incara is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights, as provided in the Amended and Restated Registration Rights Agreement. EPIL and EIS understand the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

              (f)   Legal Proceedings, etc. There is no legal, administrative,
                    ----------------------
arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of either EPIL or EIS threatened, against EPIL or EIS that challenges the validity or performance of this

Agreement or the other Transaction Documents to which EPIL and EIS or any of their affiliates is a party.

              (g)   Brokers or Finders. There have been no investment bankers,
                    ------------------
brokers or finders used by EPIL or EIS or their affiliates in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

              SECTION 5.   Covenants of the Parties.
                           ------------------------

              (a)   Confidentiality; Non-Disclosure.
                    -------------------------------

                    (i) Subject to clause (ii) below, from and after the date hereof, Incara, Aeolus, EPIL and EIS (and their respective affiliates) shall not disclose to any person or entity the terms of this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, and potential bank creditors and investors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided
                                                                  --------
     that the disclosing party uses commercially reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein and notifies the other party prior to such disclosure so that such other party may, if it chooses, seek such relief. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral. This Section 5(a)(i) shall not restrict the ability of EPIL, EIS or their affiliates to complete and file with the Securities and Exchange Commission all required reports and filings to be made by EPIL or EIS as a stockholder of Incara, without the prior consent of Incara.

                    (ii) Prior to issuing the initial press release or public disclosure in respect of this Agreement or the transactions contemplated hereby (the "Initial Press Release") by Incara or Aeolus, the party
                  ---------------------
     proposing such issuance shall obtain the consent of EPIL to the contents thereof, which consent shall not be unreasonably withheld or delayed. Thereafter, Incara may issue press releases made in the ordinary course of its business, referring to research collaborations involving Incara, and which do not differ from or go beyond the terms of the Initial Press Release (except that no quotes from EPIL shall be repeated), without obtaining the consent of EPIL to the contents thereof; provided, however,
                                                            --------  -------
     that any other type of press release or public disclosure by Incara in respect of this Agreement or the transactions contemplated hereby will require the consent of EPIL to the contents thereof, which consent shall not be unreasonably withheld or delayed.

              (b)   Conduct of Business. From the date of this Agreement until
                    -------------------
the earlier of (x) the final Later Closing Date and (y) the termination of this Agreement pursuant to Section 7 hereof, Incara shall (i) operate its business only in the ordinary course of business consistent with past practices and (ii) not create, adopt, enact or approve any (nor amend, supplement or modify any existing) agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; provided, that this clause (ii) shall not be deemed violated by any "excess parachute payments" resulting from any agreement, contract or arrangement (including any stock options or other stock grants) in effect as of the Initial Closing Date as to which Incara and Aeolus have represented herein would not result in the payment of any "excess parachute payments" as of the Initial Closing Date.

          (c) Reserved Shares. Incara shall reserve and at all times keep
              ---------------
available, free from preemptive rights, out of its authorized but unissued stock, a sufficient number of shares of Common Stock to provide for the issuance of such shares upon the conversion of the Series B Preferred Stock.

          (d) Use of Proceeds.
              ---------------

              (i) Without the prior written approval of EPIL , the following proceeds from the sale of the Shares shall be used in the following manner:

                       (A) at least U.S.$[*] of the proceeds of the Initial Purchase shall be used to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the IND Milestone;

                       (B) the proceeds of the sale of Shares to EPIL relating to the Preliminary Milestone shall be used, (x) if the Preliminary Milestone was reached as a result of the occurrence of a Third Party Equity Purchase, solely to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the remaining Milestone Events, and (y) if the Preliminary Milestone was reached as a result of the occurrence of a Third Party Collaboration, for general corporate purposes; and

                       (C) all of the proceeds of the sale of Shares to EPIL relating to the any other Milestone Event shall be used solely to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the remaining Milestone Events; provided, that to the extent that, at the time Aeolus obtains any Milestone Event, any proceeds from the purchase of Shares by EPIL that were to be used to obtain such Milestone remain available, Incara may use such unutilized funds in the ordinary course of its business; provided, further that all proceeds of the purchase of Shares resulting from the obtainment of such Milestone Event shall be used in accordance with this clause (C) to obtain the next Milestone Event.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
    Separately with SEC.

       In the event that Incara utilizes funds from a source other than the purchase of Shares by EPIL to fund the obtainment of any Milestone Event, the proceeds resulting from EPIL's purchase of the Share upon such Milestone Event may to used to reimburse Incara for such advances.

                (ii) Notwithstanding the foregoing, no proceeds of the purchase by EPIL of Shares under this Agreement shall be used to effectuate any of the following:

                       (A) a declaration or payment of any dividends or distributions on any capital stock of Incara, Aeolus or any of their respective affiliates (other than any dividends or distributions to any affiliate of Elan);

                       (B) the purchase, redemption, retirement or other acquisition of any of the capital stock now or hereafter outstanding of Incara, Aeolus or any of their respective affiliates (other than repurchases from employees, consultants or other parties subject to reverse vesting arrangements);

                       (C) any transaction (other than for the payment of salary of, or reimbursement of expenses incurred by, an employee, or payments of compensation made under a consulting agreement, in each case in the ordinary course of business consistent with past practice of Incara), with any officer, manager, director or shareholder of Incara, Aeolus or any of their respective affiliates or with any affiliates of an officer, manager, director or shareholder of Incara, Aeolus or any of their respective affiliates (including family members);

                       (D) the making of any loans, except advances and similar expenditures in the ordinary course of business consistent with past practices; or

                       (E) the payment of any bonus, salary, commission profit sharing or other compensation, except such payments as are within ordinary course of business consistent with past practices of such company.

          (e)   Further Assurances. From and after the date hereof, each
                ------------------
of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

          SECTION 6.   Survival and Indemnification.
                       ----------------------------

          (a)   Survival.  For the purposes of this Section, the representations
                --------
and warranties of Incara, Aeolus, EPIL and EIS contained in Sections 3 and 4 hereof shall survive for a period of 24 months from and after the date hereof, and the provisions of Sections 1, 5, 6, 7, 16 and 17 shall survive the termination of this Agreement; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement.

       (b) Indemnification. In addition to all rights and remedies available to
           ---------------
the parties hereto at law or in equity, Incara and Aeolus (each, in such capacity, "Indemnifying Party") shall indemnify EPIL, its stockholders,
           ------------------
officers, directors and assigns, their affiliates, and their affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and
                                           ------------------
hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain
                ------
incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

           (i) any misrepresentation or breach of any representation or warranty of Incara or Aeolus contained in this Agreement or the Development Agreement;

           (ii) any third party claim or action, or potential or threatened claim or action, related to this Agreement, the Development Agreement and the transactions contemplated hereby or thereby;

           (iii) any nonfulfillment, default or breach of any covenant or agreement on the part of Incara or Aeolus under this Agreement or the Development Agreement; or

           (iv) the research and development activities conducted by Incara or Aeolus on any Compound prior to the Initial Closing Date.

       (c) Maximum Recovery. Notwithstanding anything in this Agreement to the
           ----------------
contrary, in no event shall the Indemnifying Party be liable for indemnification under this Section 6 in an amount in excess of the aggregate of the purchase price paid for the Shares. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S. $250,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 6.

       (d) Exception. Notwithstanding the foregoing, upon judicial determination
           ---------
that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein), the Indemnifying Party shall not be responsible for any

Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company, or its successor, as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

          (e)  Investigation. All indemnification rights hereunder shall survive
               -------------
the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

          (f)  Contribution. If the indemnity provided for in this Section 6
               ------------
shall be, in whole or in part, unavailable to any Indemnified Person, due to
Section 6(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 6(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 6 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

          (g)  Limitation. This Section 6 is not intended to limit the rights or
               ----------
remedies otherwise available to any party hereto with respect to this Agreement or any other the Transaction Document.

          (h)  Exclusion of Liability. Notwithstanding anything to the contrary
               ----------------------
in this Agreement, no party shall be liable to any other party by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential, special or incidental or punitive loss or damage, whether for loss of current or future profits, loss of enterprise value or otherwise.

          SECTION 7. Termination. (a) This Agreement shall terminate on the
                     -----------
earliest to occur of any of the following events:

               (i)  the mutual written agreement of the parties hereto;

               (ii) by written notice of EPIL and EIS to Incara, if (A) the First Phase I Milestone shall not have occurred prior to the close of business on the date that is 180 days after the date set forth in the Development Plan for the achievement of such Milestone Event or (B) the First Phase II Milestone shall not have occurred prior to the close of business on the date that is 180 days after the date set forth in the Development Plan for the achievement of such Milestone Event, in each case, subject to the extension by the Steering Committee of such date set forth in the Development Plan;

               (iii) by written notice of EPIL and EIS to Incara, if Incara or Aeolus shall have materially breached any of its representations, warranties or agreements contained in this Agreement or the Development Agreement, which breach, if curable, has not been cured within 15 days of such notice or if a Bankruptcy Event (as defined below) shall have occurred with respect to Incara or Aeolus; or

               (iv) by written notice of Incara to EPIL, if EPIL or EIS shall have materially breached any of its representations, warranties or agreements contained in this Agreement or the Development Agreement, which breach, if curable, has not been cured within 15 days of such notice or if a Bankruptcy Event (as defined below) shall have occurred with respect to EPIL or EIS.


          (b) Nothing in this Section 7 shall relieve any party of any liability for a breach of this Agreement prior to its termination. Except as set forth in Section 6(a), all rights and obligations of the parties under this Agreement shall terminate.

          (c)  For the purpose of this Section 7, a "Bankruptcy Event", with
                                                     ----------------
respect to any party, shall occur upon the following:

               (i) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland; or

               (ii) an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within sixty
     (60) days, or a party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a party are for any reason seized, confiscated or condemned.

          SECTION 8. Relationship of the Parties. Nothing contained in this
                     ---------------------------
Agreement is intended or is to be construed to constitute EPIL or EIS and Incara or Aeolus as partners, or

EPIL or EIS as an employee or agent of Incara or Aeolus, or Incara or Aeolus as an employee or agent of EPIL or EIS.

          SECTION 9. Notices. All notices, demands and requests of any kind to
                     -------
be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

          (a)  if to Incara or Aeolus, to:

               Incara Pharmaceuticals Corporation
               Post Office Box 14287
               79 T. W. Alexander Drive
               4401 Research Commons, Suite 200
               Research Triangle Park, North Carolina 27709
               Attention: Chief Executive Officer
               Facsimile: (919) 544-1245

               with a copy to:

               Wyrick Robbins Yates & Ponton LLP
               4101 Lake Boone Trail
               Suite 300
               Raleigh, North Carolina 27607
               Attention: Larry Robbins
               Facsimile: (919) 781-4865

          (b)  If to EPIL to:

               Elan Pharma International Limited
               Wil House
               Shannon Business Park
               Shannon, Co. Clare
               Ireland
               Facsimile: (011) 353-1-7094082

               with a copy to:

               Reitler Brown LLC
               800 Third Avenue
               New York, New York 10022

                       Attention:  Scott Rosenblatt
                       Facsimile:  (212) 371-5500

                  (c)  If to EIS to:

                       Elan International Services, Ltd.
                       102 St. James Court
                       Flatts, Smiths Parish
                       Bermuda FL 04
                       Attention:  Chief Executive Officer
                       Facsimile:  441-292-2224

                       with a copy to:

                       Reitler Brown LLC
                       800 Third Avenue
                       New York, New York  10022
                       Attention:  Scott Rosenblatt
                       Facsimile:  (212) 371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 9. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

                  SECTION 10. Entire Agreement. This Agreement and the other
                              ----------------
Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto; provided that the Transaction Documents shall not affect the rights of EPIL and its affiliates under the Prior Purchase Agreement, and all documents, agreement, instruments and securities executed or issued in connection with the Prior Purchase Agreement.

                  SECTION 11. Amendments and Waiver. This Agreement may not be
                              ---------------------
modified or amended, or any of the provisions hereof waived, except by written agreement of the parties hereto dated after the date hereof.

                  SECTION 12. Counterparts and Facsimile. The Transaction
                              --------------------------
Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

                  SECTION 13. Headings. The section and paragraph headings
                              --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                  SECTION 14. Governing Law; Disputes. This Agreement shall be
                              -----------------------
governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under this Agreement that is not settled by mutual consent may be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and each party consents to the non-exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Nothing contained in this Section shall prevent the adjudication of any dispute under this Agreement by any other state or federal court, regardless of location, so long as such court has jurisdiction and is located in a proper venue.

                  SECTION 15. Expenses. Each of the parties shall be responsible
                              --------
for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  SECTION 16. Exhibits and Schedules. The exhibits to and
                              ----------------------
schedules delivered by or on behalf of any party in connection with this Agreement are an integral part of this Agreement, and any statements contained in such schedules shall be deemed to be representations and warranties under this Agreement.

                  SECTION 17. Assignments and Transfers. This Agreement and all
                              -------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Agreement, the shares of Series B Preferred Stock purchased hereunder and the Underlying Shares may be assigned or transferred by EPIL and its permitted assigns and transferees to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EPIL or its affiliates or subsidiaries; provided, that the parties hereto shall continue to be bound by the terms, conditions and obligations of this Agreement. Other than as set forth above, no party shall assign or transfer all or any part of this Agreement, without the prior written consent of the other party. Subject to compliance with applicable Federal and state securities laws, the shares of Series B Preferred Stock purchased hereunder and the Underlying Shares may be assigned or transferred by EPIL.

                  SECTION 18. Severability. In case any provision of this
                              ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                            [Signature page follows]

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                                INCARA PHARMACEUTICALS CORPORATION


                                By: ____________________________________________
                                    Name:   Clayton I. Duncan
                                    Title: President and Chief Executive
                                           Officer


                                AEOLUS PHARMACEUTICALS, INC.


                                By: ____________________________________________
                                    Name:   Clayton I. Duncan
                                    Title: President and Chief Executive
                                           Officer



                                ELAN PHARMA INTERNATIONAL LIMITED

                                By: ____________________________________________
                                    Name:  __________________
                                    Title: Authorized Signatory



                                ELAN INTERNATIONAL SERVICES, LTD.



                                By: ____________________________________________
                                    Name:  __________________
                                    Title: Authorized Signatory